UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):  July 27, 2006

CORONADO INDUSTRIES, INC.
(Exact name of registrant as specified in its Charter)

Nevada	33-33042-NY	22-3161629
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

16857 E. Saguaro Blvd., Fountain Hills, Arizona 85268

(Address of principal executive offices, including zip code)

(480) 837-6810

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Definitive Material Agreement

On July 27, 2006, Board of Director Minutes of Coronado Industries, Inc. (the "Company") were executed effective July 20, 2006 which approved a financing plan whereby three of the Company's Directors (G. Richard Smith, Gary R. Smith and John LiVecchi) would attempt to fund future Company operations by borrowing money personally by pledging their personal assets, then purchasing up to 125,000,000 shares of restricted common stock at a price of $.024 per share. These Company Directors do not have an agreement or understanding with any lender to borrow any such substantial sum at this time. This financing plan, if completed, is expected to be completed before October 20, 2006.

Item 3.02	Unregistered Sales of Equity Securities.

On July 27, 2006, Board of Director Minutes were executed effective July 20, 2006 whereby the Company issued 3,500,000 shares of Company common stock to each of G. Richard Smith, Gary R. Smith and John LiVecchi as a stock bonus for the Company's receiving approval to sell its products in Canada.

The Company had 78,924,593 common stock shares outstanding on July 27, 2006, after these issuances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO INDUSTRIES, INC.

Date: July 28, 2006	By:	/s/ G. Richard Smith

G. Richard Smith Chairman